Exhibit 24.1
POWER OF ATTORNEY
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bruce A. Henderson and John L. Sullivan, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the 2005 Annual Report on Form 10-K of Imation Corp., and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ PETER A. KOEHN Peter A. Koehn	Vice President, Controller and Principal Accounting Officer	February 8, 2006

/s/ MICHAEL S. FIELDS Michael S. Fields	Director	February 8, 2006

/s/ CHARLES A. HAGGERTY Charles A. Haggerty	Director	February 8, 2006

/s/ LINDA W. HART Linda W. Hart	Director	February 8, 2006

/s/ RONALD T. LEMAY Ronald T. LeMay	Director	February 8, 2006

/s/ L. WHITE MATTHEWS, III L. White Matthews, III	Director	February 8, 2006

/s/ CHARLES REICH Charles Reich	Director	February 8, 2006

/s/ GLEN A. TAYLOR Glen A. Taylor	Director	February 8, 2006

/s/ DARYL J. WHITE Daryl J. White	Director	February 8, 2006